2006 Board of Directors’ Election Results

The Federal Home Loan Bank of Des Moines is pleased to announce the results of the 2006 directors’ election for the open seats on the Board for three year terms beginning January 1, 2007. There were no open seats in Minnesota or North Dakota; therefore we did not hold elections in these states. The results for the other states electing directors are as follows:

Iowa — 1 seat available:

Number of institutions eligible to vote: 392
Number of institutions who voted: 282
Total eligible votes per candidate: 2,115,689
Total votes cast: 1,471,475

Total Votes- 1,338,588

Clair J. Lensing            Elected–3 year term 01/01/07 – 12/31/09

President & CEO
Security State Bank
933 16th Street S.W.
P.O. Box 845
Waverly, IA 50677

Total Votes- 92,504

Jeffrey W. Politte, Treasurer/Chief Investment Office
Pharmacists Mutual Insurance Company
808 Hwy 18 West
P.O. Box 370
Algona, IA 50511

Total Votes- 40,383

Jeffrey J. Steffensmeier, President
Village Bank & Trust Company
1201 3rd Street SE
Cedar Rapids, IA 52401

Missouri — 2 seats available

Number of institutions eligible to vote: 333
Number of institutions who voted: 215
Total eligible votes per candidate: 1,774,277
Total votes cast: 2,068,310

Total Votes- 718,081

Dale E. Oberkfell            Elected–3 year term 01/01/07–12/31/09

President/COO
Reliance Bank
11781 Manchester Road.
Des Peres, MO 63131

Total Votes- 600,905

D.R. Landwehr            Elected–3 year term 01/01/07-12/31/09

President/CEO
Community Bank of Missouri
904 Walton Way
P.O. Box 188
Richmond, MO 64085

Total Votes- 524,605

Don Reynolds, President/CEO
Regional Missouri Bank
1201 S. Missouri
P.O. Box 458
Marceline, MO 64658

Total Votes- 164,227

Stephen McCray, Chairman
Lawson Bank
401 N. Pennsylvania
P.O. Box 67
Lawson, MO 64062

Total Votes- 60,492

Russ Dalke, Vice President & CFO
Mazuma Credit Union
9300 Troost Ave.
Kansas City, MO 64131

South Dakota – 1 seat available (No Election)

Lynn Schneider            Elected – 3 year term 01/01/07 – 12/31/09

President
American Bank & Trust
1820 Dakota Avenue South
Huron, SD 57350

Incumbent director Lynn Schneider was the only eligible candidate from the state of South Dakota who chose to stand for election. In accordance with the Federal Housing Finance Board’s regulations, the Bank earlier declared Mr. Schneider elected to the Bank’s Board for a three-year term commencing January 1, 2007.